UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

AMERICAN PETROLEUM TANKERS PARENT LLC

(Exact name of registrant as specified in its charter)

Delaware	333-171331	90-0587372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA		19462
(Address of principal executive offices)		(Zip code)

(610) 940-1677

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 15, 2013, American Petroleum Tankers Parent LLC (“APT” or the “Company”) issued a press release announcing preliminary operating results for the fiscal year ended 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 8.01. Other Events

On March 15, 2013, APT issued a press release announcing that it is contemplating a refinancing of its outstanding debt in a proposed transaction consisting of (i) entering into new senior secured credit facilities; (ii) redeeming its existing 10.25% first priority senior secured notes due 2015; and (iii) converting its existing $455.5 million second lien facility to equity. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by the Company on March 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Petroleum Tankers Parent LLC

Date: March 15, 2013	/s/ Robert K. Kurz
Robert K. Kurz
Chief Executive Officer